Exhibit 99.1

CONTACT:	Lindsey Crabbe	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION

ANNOUNCES FOURTH QUARTER 2017 RESULTS

DALLAS – January 31, 2018 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today announced financial results for the quarter ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Earnings increased $5.8 million to $22.6 million or $0.19 per diluted common share
•	Paid common dividend of $0.19 per common share
•	Net interest margins increased by $3.8 million as benefits of higher cash yields and a nearly 13% decline in mortgage prepayment activity outpaced higher borrowing rates
•	Reactivated $100 million buyback program, repurchasing $3.5 million in common shares in November 2017 and an additional $10.0 million in January 2018
•	Agency-guaranteed residential adjustable-rate mortgage (ARM) portfolio and leverage ended the quarter at $13.45 billion and 9.22 times long-term investment capital, respectively
•

Book value per common share declined $0.31 to $10.25 per share as declines in portfolio valuations exceeded increases in swap gains because shorter term interest rates increased at a faster pace than longer term interest rates

•	Recorded the benefit of $1.9 million in alternative minimum tax refunds with the enactment of the Tax Cuts and Jobs Act

About Capstead

Capstead is a self-managed real estate investment trust, or REIT, for federal income tax purposes.  The Company earns income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.

Fourth Quarter Earnings and Related Discussion

Capstead reported net income of $22.6 million or $0.19 per diluted common share for the quarter ended December 31, 2017.  This compares to net income of $16.8 million or $0.13 per diluted common share for the quarter ended September 30, 2017.  The Company paid a fourth quarter 2017 dividend of $0.19 per common share on January 19, 2018.

Portfolio yields averaged 1.91% during the fourth quarter of 2017, an increase of 22 basis points over the 1.69% reported for the third quarter.  Cash yields (yields on the portfolio before investment premium amortization) increased seven basis points to average 2.79% during the fourth quarter, benefiting from mortgage loans underlying the portfolio resetting to higher rates based on higher prevailing six- and 12-month interest rate indices and higher yields on recent acquisitions.  At December 31, 2017 over 50% of the Company’s ARM securities portfolio will reset in rate on average in less than seven months, allowing the Company’s cash yields to continue benefiting from higher prevailing interest rates in future quarters.  Yield adjustments for investment premium amortization decreased 15 basis points to average a negative 0.88% for the fourth quarter as mortgage prepayment activity declined.  Mortgage prepayment rates averaged an annualized constant prepayment rate, or CPR, of 22.50%, a decrease of 3.27% CPR from an average of 25.8% CPR the previous quarter.

The following table illustrates the progression of Capstead’s portfolio of residential mortgage investments for the quarter and year ended December 31, 2017 (dollars in thousands):

	Quarter Ended December 31, 2017	Year Ended December 31, 2017
Residential mortgage investments, beginning of period	$13,605,583	$13,316,282
Portfolio acquisitions (principal amount)	824,395	4,103,006
Investment premiums on acquisitions*	19,921	121,509
Portfolio runoff (principal amount)	(920,133)	(3,897,539)
Investment premium amortization	(29,773)	(128,769)
Decrease in net unrealized gains on securities classified as available-for-sale	(45,895)	(60,391)
Residential mortgage investments, end of period	$13,454,098	$13,454,098
Increase (decrease) in residential mortgage investments during the indicated periods	$(151,485)	$137,816

*

Residential mortgage investments typically are acquired at a premium to the securities’ unpaid principal balances.  Investment premiums are recognized in earnings as portfolio yield adjustments using the interest method over the estimated lives of the related investments.  As such, the level of mortgage prepayments impacts how quickly investment premiums are amortized.

Rates on Capstead’s $12.33 billion in secured borrowings, after adjusting for hedging activities, averaged 12 basis points higher at 1.29% during the fourth quarter of 2017, compared to 1.17% for the third quarter.  Average unhedged secured borrowing rates increased six basis points during the fourth quarter to 1.39%, largely attributable to the Federal Reserve’s action to raise the Federal Funds Rate 25 basis points in December 2017. Related hedged borrowing rates increased 13 basis points to 1.23% as $1.50 billion of lower fixed rate swaps matured and $700 million in new swaps were added at higher prevailing rates.  The Company typically uses two- and three-year term interest rate swap agreements to help mitigate exposure to rising short-term interest rates.  At quarter-end the Company held $8.05 billion notional amount of portfolio financing-related swap agreements with contract expirations occurring at various dates through the fourth quarter of 2020 and a weighted average expiration of 12 months.

Operating costs were lower in the fourth quarter than earlier in 2017 primarily due to adjustments to accruals for the Company’s performance-based compensation programs.  Expressed as a percentage of long-term investment capital, operating expenses averaged 0.62% annualized for the fourth quarter of 2017 and 0.71% for the full year.  As a percentage of total assets, operating expenses averaged 0.06% and 0.07% during these periods.  Capstead is a leader in terms of operating cost efficiency among mortgage REITs and has a competitive cost structure relative to a wide variety of high yielding investment vehicles.

Common Stock Repurchases

Pursuant to its recently reactivated $100 million stock repurchase program, in November 2017 the Company repurchased 397,000 shares of its common stock in the open market for approximately $3.5 million (an average repurchase price, after expenses, of $8.71).  An additional 1.1 million shares were repurchased subsequent to year-end for $10.0 million (an average repurchase price, after expenses, of $8.68), leaving a remaining repurchase program authorization of approximately $87 million.  Future levels of stock repurchases will largely be dependent upon market conditions, including alternative capital investment opportunities.

Long-Term Investment Capital, Portfolio Leverage and Book Value per Common Share

Capstead’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and long-term unsecured borrowings, decreased by $34.5 million during the fourth quarter of 2017 to $1.34 billion as a result of declines in portfolio valuations that outstripped increases in swap gains and, to a lesser extent, common stock repurchases.  Portfolio valuations were negatively affected by rising shorter term interest rates without comparable increases in longer term rates.  Portfolio leverage (secured borrowings divided by long-term investment capital) increased to 9.22 to one at December 31, 2017 from 9.09 to one at September 30, 2017.

The following table illustrates the progression of the Company’s book value per common share (total stockholders’ equity, less preferred share liquidation preferences, divided by shares of common stock outstanding) as well as changes in book value expressed as percentages of beginning book value for the quarter and year ended December 31, 2017:

	Quarter Ended December 31, 2017		Year Ended December 31, 2017
Book value per common share, beginning of period	$10.56		$10.85
Change in net unrealized gains on mortgage securities classified as available-for-sale	(0.48)		(0.63)
Change in net unrealized gains and losses on interest rate swap agreements designated as cash flow hedges of:
Secured borrowings	0.15		0.17
Unsecured borrowings	0.01		0.01
	(0.32)	(3.0)%	(0.45)	(4.1)%
Capital transactions:
Dividend distributions in excess of earnings	–		(0.15)
Increase from common stock repurchases	0.01		0.01
Other	–		(0.01)
	0.01	0.1%	(0.15)	(1.4)%
Book value per common share, end of period	$10.25		$10.25
Decrease in book value per common share during the indicated periods	$(0.31)	(2.9)%	$(0.60)	(5.5)%

Nearly all of Capstead’s residential mortgage investments and all interest rate swap agreements are reflected at fair value on the Company’s balance sheet and related unrealized gains and losses are included in the calculation of book value per common share.  The Company’s borrowings, however, are not reflected at fair value on the balance sheet.

Fair value is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels, among other factors.  The Company’s investment strategy attempts to mitigate these risks by focusing on investments in agency-guaranteed residential mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels, generally within five years.  Because of these characteristics, the fair value of the Company’s portfolio is expected to be less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to leveraged portfolios containing a significant amount of non-agency-guaranteed securities or agency-guaranteed securities backed by longer-duration ARM or fixed-rate loans.  Duration is a common measure of market price sensitivity to interest rate movements.  A shorter duration generally indicates less interest rate risk.

Management Remarks

Commenting on current operating and market conditions, Phillip A. Reinsch, President and Chief Executive Officer, said, “Our fourth quarter earnings improved considerably from lower levels reported in previous quarters even as borrowing costs were negatively affected by another 25 basis point increase in the Federal Funds Rate implemented by the Federal Reserve in mid-December.  Higher cash yields and lower mortgage prepayment activity led to a 22 basis point improvement in portfolio yields to 1.91% and a $3.8 million improvement in net interest margins.  Additionally, we benefited from tax reform through provisions allowing us to recognize in earnings $1.9 million in refunds associated with alternative minimum taxes originally paid by a now dormant taxable subsidiary.

“Cash yields are expected to continue improving in 2018 with roughly half of the portfolio scheduled to reset in rate inside of 18 months based on six- and 12-month indices that have continued increasing with rising interest rates.  This key feature of our short duration ARM strategy affords us the opportunity to recover financing spreads over time diminished by rising borrowing rates.  For more information regarding coupon resets see the last page of this release.

“The nearly 13% decline in mortgage prepayment activity in the fourth quarter was largely a function of seasonality and higher prevailing mortgage interest rates.  Prepayment activity is expected to decline further in the first quarter of 2018 leading to continued improvement in this important earnings driver.  While second and third quarter 2018 prepayment activity will be driven by seasonal considerations such as the summer home buying season and available processing days, upward-trending mortgage interest rates, as we are experiencing now, should help keep prepayment activity spurred by refinancing opportunities in check.

“Portfolio valuations declined more than swap valuations improved this quarter contributing to a $0.31 decline in book value per common share.  This is in large part due to rising shorter term rates, which increased considerably more than longer term rates.  For instance, two-year Treasury rates increased 40 basis points during the quarter to 1.89% while 10-year Treasury rates increased only eight basis points to 2.41%, bringing the spread between 2- and 10-year Treasury rates to 52 basis points by year-end. This compares to spreads of 84 basis points at the beginning of the quarter and 126 basis points at the beginning of 2017.  Shorter term rates may continue increasing with further actions by the Federal Reserve to increase the Federal

Funds Rate while the direction of longer term rates will depend on a number of market factors and Fed policy regarding its holdings of Treasury and fixed-rate agency bonds.

“Our investment strategy of cost-effectively managing a leveraged portfolio of short duration agency-guaranteed residential ARM securities seeks to generate attractive risk-adjusted returns over the long term.  Our near-term results will continue to be driven by mortgage prepayment levels, the pace of future increases in short-term interest rates and the shape of the yield curve.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, February 1, 2018 at 9:00 a.m. ET.  The conference call may be accessed by dialing toll free (877) 505-6547 in the U.S., (855) 669-9657 for Canada, or (412) 902-6660 for international callers.  A live webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com and an archive of the webcast will be available through May 1, 2018.  An audio replay can be accessed one hour after the end of the conference call, also through May 1, 2018, by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10115879.

Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning.  Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, without limitation, fluctuations in interest rates, the availability of suitable qualifying investments, changes in mortgage prepayments, the availability and terms of financing, changes in market conditions as a result of federal corporate and individual tax reform, changes in legislation or regulation affecting the mortgage and banking industries or Fannie Mae, Freddie Mac or Ginnie Mae securities, the availability of new investment capital, the liquidity of secondary markets and credit markets, and other changes in general economic conditions. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except ratios, pledged and per share amounts)

	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Residential mortgage investments ($12.98 and $12.81 billion pledged at December 31, 2017 and December 31, 2016, respectively)	$13,454,098	$13,316,282
Cash collateral receivable from interest rate swap counterparties	42,506	29,660
Interest rate swap agreements at fair value*	—	24,709
Cash and cash equivalents	103,907	56,732
Receivables and other assets	132,938	149,493
	$13,733,449	$13,576,876
Liabilities
Secured borrowings	$12,331,060	$12,145,346
Interest rate swap agreements at fair value*	23,772	24,417
Unsecured borrowings	98,191	98,090
Common stock dividend payable	18,487	22,634
Accounts payable and accrued expenses	23,063	38,702
	12,494,573	12,329,189
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 10,329 and 8,234 shares issued and outstanding ($258,226 and $205,849 aggregate liquidation preferences) at December 31, 2017 and December 31, 2016, respectively	250,946	199,059
Common stock - $0.01 par value; 250,000 shares authorized: 95,698 and 95,989 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	957	960
Paid-in capital	1,271,425	1,288,346
Accumulated deficit	(346,570)	(346,464)
Accumulated other comprehensive income	62,118	105,786
	1,238,876	1,247,687
	$13,733,449	$13,576,876

Long-term investment capital (consists of stockholders’ equity and unsecured borrowings) (unaudited)	$1,337,067	$1,345,777
Portfolio leverage (secured borrowings divided by long-term investment capital) (unaudited)	9.22:1	9.02:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for preferred stock) (unaudited)	$10.25	$10.85

*

Beginning in 2017, exchange-traded swap agreements are deemed to be settled daily in accordance with recent legal interpretations. As a result, the fair value of exchange-traded swap agreements held as cash flow hedges of Secured borrowings is calculated including related accrued interest and net of variation margin amounts received or paid through the exchange, resulting in separately presenting on the balance sheet a significantly reduced fair value amount representing the unsettled fair value of these derivatives.  Non-exchange traded swap agreements held as cash flow hedges of Unsecured borrowings were not affected by these legal interpretations and continue to be reported at fair value calculated excluding accrued interest and variation margin.  At December 31, 2017, Cash collateral receivable from interest rate swap counterparties includes initial margin for all swap agreements and variation margin for non-exchange traded swap agreements.  Accrued interest for non-exchange traded swap agreements is included in Accounts payable and accrued expenses.  This change in presentation has had no further impact on the Company’s accounting for derivatives.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended December 31		Year Ended December 31
	2017	2016	2017	2016
Interest income:
Residential mortgage investments	$64,418	$50,040	$232,435	$212,694
Other	207	143	964	637
	64,625	50,183	233,399	213,331
Interest expense:
Secured borrowings	(40,012)	(27,421)	(138,757)	(107,653)
Unsecured borrowings	(1,909)	(1,910)	(7,610)	(7,833)
	(41,921)	(29,331)	(146,367)	(115,486)
	22,704	20,852	87,032	97,845
Other revenue (expense):
Compensation-related expense	(894)	(2,444)	(4,915)	(11,749)
Other general and administrative expense	(1,254)	(1,117)	(4,689)	(4,682)
Miscellaneous other revenue	2,031	159	2,161	1,459
	(117)	(3,402)	(7,443)	(14,972)
Net income	$22,587	$17,450	$79,589	$82,873
Net income available to common stockholders:
Net income	$22,587	$17,450	$79,589	$82,873
Less preferred stock dividends	(4,842)	(3,857)	(17,442)	(15,372)
	$17,745	$13,593	$62,147	$67,501

Net income per common share:
Basic and diluted	$0.19	$0.14	$0.65	$0.70

Weighted average common shares outstanding:
Basic	95,571	95,683	95,718	95,656
Diluted	95,658	95,877	95,843	95,819

Cash dividends declared per share:
Common	$0.19	$0.23	$0.80	$0.95
Series E preferred	0.47	0.47	1.88	1.88

CAPSTEAD MORTGAGE CORPORATION

QUARTERLY STATEMENTS OF INCOME AND SELECT OPERATING STATISTICS

(unaudited, in thousands, except per share amounts, percentages annualized)

	2017				2016
	Q4	Q3	Q2	Q1	Q4	Q3
Quarterly Statements of Income:
Interest income:
Residential mortgage investments	$64,418	$57,073	$56,103	$54,841	$50,040	$49,845
Other	207	366	238	153	143	174
	64,625	57,439	56,341	54,994	50,183	50,019
Interest expense:
Secured borrowings	(40,012)	(36,655)	(33,850)	(28,240)	(27,421)	(26,636)
Unsecured borrowings	(1,909)	(1,910)	(1,900)	(1,891)	(1,910)	(1,970)
	(41,921)	(38,565)	(35,750)	(30,131)	(29,331)	(28,606)
	22,704	18,874	20,591	24,863	20,852	21,413
Other revenue (expense):
Compensation-related expense	(894)	(1,073)	(1,833)	(1,115)	(2,444)	(4,039)
Other general and administrative expense	(1,254)	(1,097)	(1,276)	(1,062)	(1,117)	(1,239)
Miscellaneous other revenue	2,031	48	67	15	159	305
	(117)	(2,122)	(3,042)	(2,162)	(3,402)	(4,973)
Net income	$22,587	$16,752	$17,549	$22,701	$17,450	$16,440
Net income per diluted common share	$0.19	$0.13	$0.14	$0.20	$0.14	$0.13
Average diluted common shares outstanding	95,658	95,923	95,916	95,875	95,877	95,866

Select Operating Statistics:
Average portfolio outstanding (cost basis)	$13,502,798	$13,513,833	$13,501,791	$13,102,455	$13,320,407	$13,629,220
Average long-term investment capital (“LTIC”)	1,362,700	1,353,859	1,358,646	1,361,102	1,369,928	1,380,006
Investment premium amortization	29,773	34,950	33,661	30,385	34,945	36,076
Constant prepayment rate (“CPR”)	22.50%	25.77%	24.69%	22.93%	25.59%	25.80%
Total financing spreads	0.56	0.46	0.52	0.68	0.55	0.56
Financing spreads on residential mortgage investments, a non-GAAP financial measure	0.62	0.52	0.58	0.74	0.61	0.62
Operating costs as a percentage of LTIC*	0.62	0.64	0.92	0.93	0.97	0.83
Return on common equity capital	6.95	4.61	5.13	7.18	5.04	4.62

*	Excludes the effects of a first quarter 2017 adjustment to reduce 2016 annual incentive compensation by $938,000 and third and fourth quarter 2016 separation of service charges totaling $3.0 million.

CAPSTEAD MORTGAGE CORPORATION

QUARTERLY FINANCING SPREADS AND CPR

(annualized)

	2017				2016
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total financing spreads: (a)
Yields on all interest-earning assets	1.90%	1.68%	1.65%	1.67%	1.49%	1.45%	1.53%	1.69%
Borrowing rates on all interest-paying liabilities	1.34	1.22	1.13	0.99	0.94	0.89	0.89	0.87
Total financing spreads	0.56	0.46	0.52	0.68	0.55	0.56	0.64	0.82
Financing spreads on residential mortgage investments, a non-GAAP financial measure:
Cash yields on residential mortgage investments (b)	2.79	2.72	2.66	2.60	2.55	2.52	2.50	2.47
Investment premium amortization (b)	(0.88)	(1.03)	(1.00)	(0.93)	(1.05)	(1.06)	(0.96)	(0.75)
Yields on residential mortgage investments	1.91	1.69	1.66	1.67	1.50	1.46	1.54	1.72
Unhedged secured borrowing rates (c)	1.39	1.33	1.09	0.89	0.79	0.69	0.67	0.65
Hedged secured borrowing rates (c)	1.23	1.10	1.08	0.96	0.95	0.93	0.96	0.93
Secured borrowing rates	1.29	1.17	1.08	0.93	0.89	0.84	0.84	0.82
Financing spreads on residential mortgage investments	0.62	0.52	0.58	0.74	0.61	0.62	0.70	0.90
CPR	22.50	25.77	24.69	22.93	25.59	25.80	23.19	18.23

(a)

All interest-earning assets include residential mortgage investments, overnight investments and cash collateral receivable from interest rate swap counterparties.  All interest-paying liabilities include unsecured borrowings and cash collateral payable to interest rate swap counterparties.

(b)

Cash yields are based on the cash component of interest income.  Investment premium amortization is determined using the interest method which incorporates actual and anticipated future mortgage prepayments.  Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods.

(c)

Unhedged borrowing rates represent average rates on secured borrowings, before consideration of related interest rate swap agreements.  Hedged borrowing rates represent average fixed-rate payments made on interest rate swap agreements held for portfolio hedging purposes adjusted for differences between LIBOR-based variable-rate payments received on these swaps and unhedged borrowing rates, as well as the effects of any hedge ineffectiveness.  Average fixed-rate swap payments were 1.19%, 1.08%, 1.02% and 0.89% for the fourth, third, second and first quarters of 2017, respectively, while variable-rate payment adjustments averaged 0.05% for the year.  During 2016, fixed-rate swap payments averaged 0.74% while variable-rate payment adjustments averaged 0.20%.

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differ from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities.  Management believes that presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.  The following reconciles these two measures:

	2017				2016
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total financing spreads	0.56%	0.46%	0.52%	0.68%	0.55%	0.56%	0.64%	0.82%
Impact of yields on other interest-earning assets*	0.01	0.01	0.01	-	0.01	0.01	0.01	0.03
Impact of borrowing rates on other interest-paying liabilities*	0.05	0.05	0.05	0.06	0.05	0.05	0.05	0.05
Financing spreads on residential mortgage investments, a non-GAAP financial measure	0.62	0.52	0.58	0.74	0.61	0.62	0.70	0.90
*

Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of unsecured borrowings and, at times, cash collateral payable to interest rate swap counterparties.

CAPSTEAD MORTGAGE CORPORATION

FAIR VALUE AND SWAP MATURITY DISCLOSURES

(dollars in thousands, unaudited)

	December 31, 2017					December 31, 2016
	Unpaid Principal Balance	Investment Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Residential mortgage investments classified as available-for-sale: (a)
Fannie Mae/Freddie Mac securities:
Current-reset ARMs	$5,265,005	$174,013	$5,439,018	$5,522,895	$83,877	$130,427
Longer-to-reset ARMs	4,951,094	139,534	5,090,628	5,055,469	(35,159)	(19,620)
Ginnie Mae securities:
Current-reset ARMs	1,409,699	46,063	1,455,762	1,458,964	3,202	5,130
Longer-to-reset ARMs	1,381,641	38,234	1,419,875	1,413,199	(6,676)	(10,302)
	$13,007,439	$397,844	$13,405,283	$13,450,527	$45,244	$105,635
Interest rate swap agreements: (b)
Secured borrowings-related			$8,050,000	$40,646	$40,646	$24,346
Unsecured borrowings-related			100,000	(23,772)	(23,772)	(24,195)
(a)

Unrealized gains and losses on residential mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity.  Gains or losses are generally recognized in earnings only if sold.  Residential mortgage securities classified as held-to-maturity with a cost basis of $1.7 million and unsecuritized investments in residential mortgage loans with a cost basis of $1.9 million are not subject to fair value accounting and therefore have been excluded from this analysis. Capstead segregates its residential ARM securities based on the average length of time until the loans underlying each security reset to more current rates.

(b)

To help mitigate exposure to higher interest rates, Capstead uses one- and three-month LIBOR-indexed, pay-fixed, receive-variable interest rate swap agreements supplemented with longer-maturity secured borrowings when available at attractive rates and terms.  The Company has also entered into $100 million notional amount of swap agreements with terms coinciding with the 20-year variable-rate terms of the Company’s unsecured borrowings.  Swap positions are designated as cash flow hedges for accounting purposes and carried on the balance sheet at fair value with related unrealized gains or losses reflected as a component of Accumulated other comprehensive income in Stockholders’ equity.  Above amounts exclude variation margin and accrued interest.

The following reflects Capstead’s portfolio financing-related swap positions, sorted by quarter of swap contract expiration.  Average fixed rates reflect related swap fixed-rate payment requirements.

Period of Contract Expiration	Swap Notional Amounts	Average Fixed Rates
First quarter 2018	$1,700,000	0.76%
Second quarter 2018	600,000	0.79
Third quarter 2018	400,000	0.88
Fourth quarter 2018	800,000	1.15
First quarter 2019	950,000	1.58
Second quarter 2019	1,650,000	1.33
Third quarter 2019	550,000	1.40
Fourth quarter 2019	700,000	1.72
First quarter 2020	300,000	1.82
Third quarter 2020	200,000	1.64
Fourth quarter 2020	200,000	2.04
	$8,050,000

After consideration of portfolio financing-related swap positions, Capstead’s residential mortgage investments and related secured borrowings had durations as of December 31, 2017 of approximately 11¾ and 8¼ months, respectively, for a net duration gap of approximately 3½ months.  Duration is a measure of market price sensitivity to changes in interest rates.  A shorter duration generally indicates less interest rate risk.

CAPSTEAD MORTGAGE CORPORATION

RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS

(as of December 31, 2017)

(dollars in thousands, unaudited)

ARM Type	Amortized Cost Basis (a)	Net WAC (b)	Fully Indexed WAC (b)	Average Net Margins (b)	Average Periodic Caps (b)	Average Lifetime Caps (b)	Months To Roll (c)
Current-reset ARMs:
Fannie Mae Agency Securities	$3,896,173	3.16%	3.66%	1.69%	2.91%	9.40%	6.4
Freddie Mac Agency Securities	1,542,845	3.25	3.84	1.80	2.48	9.25	7.8
Ginnie Mae Agency Securities	1,455,762	2.55	3.27	1.51	1.07	8.28	6.3
Residential mortgage loans	1,218	4.04	3.89	2.11	1.71	11.17	5.1
(51% of total)	6,895,998	3.05	3.62	1.68	2.43	9.13	6.7
Longer-to-reset ARMs:
Fannie Mae Agency Securities	3,289,926	2.76	3.70	1.59	3.09	7.77	43.5
Freddie Mac Agency Securities	1,800,702	2.73	3.74	1.64	2.68	7.80	40.2
Ginnie Mae Agency Securities	1,419,875	3.02	3.26	1.50	1.01	8.02	46.1
(49% of total)	6,510,503	2.81	3.62	1.58	2.52	7.83	43.2
	$13,406,501	2.93	3.62	1.63	2.47	8.50	24.5
Gross WAC (rate paid by borrowers)(d)		3.53

(a)

Amortized cost basis represents the Company’s investment (unpaid principal balance plus unamortized investment premiums) before unrealized gains and losses.  At December 31, 2017, the ratio of amortized cost basis to unpaid principal balance for the Company’s ARM holdings was 103.06.  This table excludes $2 million in fixed-rate agency-guaranteed mortgage pass-through securities, residential mortgage loans and private residential mortgage pass-through securities held as collateral for structured financings.

(b)

Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees as of the indicated date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments.  As such, it is similar to the cash yield on the portfolio which is calculated using amortized cost basis.  Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date.  Average net margins represent the weighted average levels over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime caps on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans.  ARM securities with initial fixed-rate periods of five years or longer typically have either 200 or 500 basis point initial caps with 200 basis point periodic caps.  Additionally, certain ARM securities held by the Company are subject only to lifetime caps or are not subject to a cap.  For presentation purposes, average periodic caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less the current net WAC, for ARM securities subject only to lifetime caps.  At quarter-end, 76% of current-reset ARMs were subject to periodic caps averaging 1.75%; 16% were subject to initial caps averaging 3.55%; and 7% were subject to lifetime caps averaging 7.17%.  All longer-to-reset ARM securities at December 31, 2017 were subject to initial caps.

(c)

Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities).  After consideration of any applicable initial fixed-rate periods, at December 31, 2017 approximately 90%, 5% and 3% of the Company’s ARM securities were backed by mortgage loans that reset annually, semi-annually and monthly, respectively, while approximately 2% reset every five years.  Approximately 84% of the Company’s current-reset ARM securities have reached an initial coupon reset date, while none of its longer-to-reset ARM securities have reached an initial coupon reset date.

(d)

Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of the indicated balance sheet date.